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                                                                     Exhibit 1.5

I CERTIFY THIS IS A COPY OF
   A DOCUMENT FILED ON
       SEP 13 1999

/s/ John S. Powell
----------------------------------
JOHN S. POWELL
REGISTRAR OF COMPANIES
PROVINCE OF BRITISH COLUMBIA
                                     FORM 19
                                  (SECTION 348)
                                   COMPANY ACT

                               SPECIAL RESOLUTION

                                                        Certificate of
                                                        Incorporation No. 556953

The following special resolution was passed by the company referred to below on the date stated:

Name of company:         MINERA CORTEZ RESOURCES LTD.

Date resolution passed:  SEPTEMBER 8, 1999

RESOLUTION:

         "RESOLVED, as a special resolution that the restrictions in the Articles of the Company which require the board of directors to approve all share transfers (Section 4.1) and which restrict the number of members (shareholders) of the Company to 50 (Section 14.1) are to be deleted and any director of the Company be authorized to execute such further documents and acknowledgements as may be necessary to effect the foregoing change on the records of the Company and the Registrar of Companies for British Columbia."

Certified a true copy September 10, 1999.

                  (Signature)      /s/ Bernhard J. Zinkhofer
                                   --------------------------------------------
                                   Bernhard J. Zinkhofer
                                   for LANG MICHENER LAWRENCE & SHAW
                                   (Relationship to Company) SOLICITOR